UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 31, 2007
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13289	76-0069030
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5847 San Felipe, Suite 3300
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On August 31, 2007, Pride International, Inc. completed the sale to GP Investments Ltd. of the issued and outstanding capital stock of the subsidiaries of Pride through which it conducted the business of its Latin America Land and E&P Services segments, pursuant to the Stock Purchase Agreement dated as of August 9, 2007 among Pride and its subsidiaries Redfish Holdings S. de R.L. de C.V., Pride International Ltd., Pride Services Ltd. and Gulf of Mexico Personnel Services S. de R.L. de C.V., as sellers, and GP Investments Ltd., as buyer. The purchase price paid at closing of $1.0 billion in cash is subject to adjustment based on the working capital of the business at closing. A description of Pride’s Latin America Land and E&P Services segments is contained in Pride’s Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which description is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(b)	Pro Forma Financial Information
     The unaudited pro forma consolidated financial statements of Pride specified in Article 11 of Regulation S-X are attached as Exhibit 99.1 hereto.
(d)	Exhibits
99.1	Unaudited Pro Forma Consolidated Financial Statements

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ Brian C. Voegele
Brian C. Voegele
Senior Vice President and Chief Financial Officer

Date: September 7, 2007

EXHIBIT INDEX

No.	Description

99.1	Unaudited Pro Forma Consolidated Financial Statements